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                                                                     Exhibit 2.3

                          REGISTRATION RIGHTS AGREEMENT


         This Agreement is made as of July 22, 1997 by and among Sanmina Corporation, a Delaware corporation (the "Company") and Milan Mandaric (the "Holder").

                                    AGREEMENT

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the United States Securities and Exchange Commission or any other Federal agency at the time administering the securities.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Registrable Securities" means any Common Stock of the Company issued to Holder in connection with the Agreement and Plan of Merger dated as of July 22, 1997 by and among the Company, SANM Acquisition Subsidiary, Inc. and Elexsys International, Inc. and owned by the Holder.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, including legal fees and expenses of one counsel to Holder (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar Federal Statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean selling commissions and stock transfer taxes applicable to the securities registered by the Holder.

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                  1.1      Registration on Form S-3.

                    (a) If the Holder requests in writing that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions (if any), would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder may reasonably request. Such registration shall remain effective for a total period of two years.

                    (b) The Holder shall be entitled to one request for registration under Section 1.1.


                    (c) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.1: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within thirty (30) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date ninety (90) days immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for registration statements to be filed at that time, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; provided that such right to defer a request shall not be exercised by the Company more than once. Notwithstanding any other provision in this Agreement to the contrary, in the event that the Company shall provide Holder with notice that the Company is exercising its rights under clauses (ii) through (iv) of this paragraph (c), then the length of time that the Company is required to maintain a registration effective under paragraph (a) of this Section 1.1 shall be tolled for so long as the Company's obligations under this Section 1.1 are delayed or deferred as a result of any of such clauses (ii) through (iv).

                    (d) In the event that the Company shall fail to be eligible for Form S-3 prior to the termination of Holder's rights under this Section 1.1, then the Company shall instead use Form S-1 to register the Registrable Securities under this Section 1.1, and any period of delay caused by such

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failure to be eligible for Form S-3 shall toll the time during which the Company is obligated to maintain its registration effective under this Section 1.1.

                  1.2 Expenses of Registration. The Company shall bear all Registration Expenses in connection with the registration exclusive of any Selling Expenses. All Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder; provided, however, that the Company shall not be required to pay for any expenses of a registration proceeding if the registration request is subsequently withdrawn at the request of the Holder (in which case the Holder shall bear such expenses) unless the withdrawal is based upon material adverse information concerning the Company of which Holder was not aware at the time of such request.

                  1.3 Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep the Holder advised in writing as to the initiation of the registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                    (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for two years or less if the distribution described in the Registration Statement has been completed;

                    (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holder such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Holder may reasonably request in order to facilitate the public offering of such securities.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) Notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                    (f) Furnish, at the request of the Holder on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, of the

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counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the Holder and
(ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering and reasonably satisfactory to the Holder, addressed to the Holder.

                  1.4 Temporary Cessation of Offers and Sales. The Holder acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the registration statement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Securities Act, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Registrable Securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended. In the event of any suspension of use of a registration statement pursuant to this paragraph, the time period during which the Company is obligated to maintain the effectiveness of such registration statement pursuant to this Agreement shall be tolled for the duration of the period during which use of the registration statement was suspended.

                  1.5      Indemnification.

                    (a) The Company will indemnify the Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1.5, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, each of its officers, directors, partners and each person controlling the Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder or controlling person specifically for use therein, or the failure of the Holder to deliver a prospectus that was delivered to the Holder prior to a sale or sales by such Holder.

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                    (b) The Holder will, if Registrable Securities held by the
Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of the Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement. The Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 1.5(b).

                    (c) Each party entitled to indemnification under this
Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which the Indemnified Party in good faith concludes there is an actual or potential conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                    (d) If the indemnification provided for paragraphs (a) through (c) of this Section 1.5 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the

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amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the Holder, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the Holder shall not be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  1.6 Information by Holder. The Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding the Holder, the Registrable Securities held by him and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

                  1.7 Termination of Registration Rights. The rights granted under Section 1.1(a) of this Agreement shall terminate on the second anniversary of the effective date of this Agreement unless the time period during which the Company is required to maintain the effectiveness of a registration statement under this Agreement shall be tolled in accordance with the provision herein, in which case such termination date shall be extended for a time period identical to such tolled period. Notwithstanding the foregoing, the rights of Holder under
Section 1.1(a) shall terminate if Holder (together with his affiliates) holds less than 1% of the Company's outstanding Common Stock and all Registrable Securities held by and issuable to Holder (and his affiliates) may be sold under Rule 144 or Rule 145 during any ninety (90) day period.

                  1.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by Holder to a transferee or assignee of Registrable Securities which is a family member of Holder or trust for the benefit of Holder; provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written

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notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                  1.9 SEC Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                    (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                    (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                    (c) So long as the Holder owns any Registrable securities, furnish to Holder forth with upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                  1.10 Effective Time. This Agreement shall become effective upon the closing of the merger as described in the Agreement and Plan of Merger dated as of July 22, 1997 by and among the Company, SANM Acquisition Subsidiary, Inc. and Elexsys International Inc. In the event such agreement is terminated prior to consummation of the Merger, this Agreement shall terminate and be of no further force or effect concurrent with such termination.

         2.       Miscellaneous.

                  2.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                  2.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  2.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  2.4 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Holder, at such address as Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company,

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then to and at the address of the last Holder of such securities who has so furnished an address to the Company, or (b) if to the Company, at its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to Holder. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

                  2.5 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  2.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  2.7 Facsimile. Facsimile signatures shall constitute original signatures for purposes of this Agreement.



                  [Remainder of page intentionally left blank.]


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         The foregoing Investors Rights Agreement is hereby executed as of the date first above written.


"COMPANY"

SANMINA CORPORATION,
a Delaware corporation


By:____________________________




"HOLDER"


By:____________________________
      Milan Mandaric